Exhibit 99.1

NEWS RELEASE

Contact: Katrina Rymill

650.965.6154 or krymill@cybersource.com

CyberSource Announces Fourth Quarter 2008 Financial Results

Fourth quarter revenue was a record $62.3 million, a 37% increase;

Billable transactions processed was a record 547 million, a 31% increase;

MOUNTAIN VIEW, Calif. – January 29, 2009 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its fourth quarter ended December 31, 2008.

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Fourth quarter revenue was a record $62.3 million, a 37% increase compared to $45.4 million in the same period the previous year. Fourth quarter 2007 includes two months of Authorize.Net results, as the acquisition closed on November 1, 2007.

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On a GAAP basis, net income for the fourth quarter of 2008 was $10.0 million and earnings per share was $0.14, compared to net income of $1.2 million or $0.02 earnings per share in the fourth quarter of 2007. Fourth quarter 2008 and 2007 GAAP net income include tax benefits of $9.7 and $1.0 million, respectively, resulting primarily from reversals of the company’s valuation allowance against its deferred tax assets.

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Non-GAAP net income for the fourth quarter was $13.6 million, a 47% increase compared to $9.2 million for the fourth quarter of 2007. Non-GAAP earnings per share for the fourth quarter was $0.19, a 27% increase compared to $0.15 per share for the fourth quarter of 2007. Non-GAAP net income excludes stock-based compensation expense, the reduction in the deferred tax asset valuation allowance, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non-recurring items. A reconciliation of certain historical GAAP to non-GAAP measures is attached.

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During the fourth quarter, CyberSource processed a record 547 million billable transactions, a 31% increase over the same period the previous year. The value of transactions processed was $28.0 billion, a 33% increase over Q4 2007.

•	CyberSource signed a record 27,700 new customers in the quarter increasing the installed base to approximately 253,000 active customers.

“CyberSource had an exceptionally strong fourth quarter and an outstanding year in 2008. I am very pleased with our extraordinary operating and financial results for the year, especially in light of the challenging economic environment. In 2008 we saw gains in market share, channel penetration, customer satisfaction and in virtually every financial metric. We also completed a very successful integration of Authorize.Net. Cash flow from operating activities was $10.6 million in the fourth quarter of 2008, compared to $3.5 million for the fourth quarter of 2007 and we ended the year with $61 million in cash, which excludes funds payable to merchants at quarter-end,” said Bill McKiernan, chairman and chief executive officer of CyberSource. “With the global economy struggling, the online channel represents one bright spot of economic news and remains an area of intense focus for many businesses as they look to shift share from traditional channels. Similarly, consumers continue to be attracted to the Internet as a source of good value and convenience. I do not believe that these shifts to online channels will abate in the foreseeable future. Our business reflected these trends in both the $28 billion in transactions we processed and the 27,700 new customers we signed last quarter, the highest numbers in CyberSource’s history.”

Business Highlights

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International: CyberSource continues to see strong momentum outside the US. CyberSource’s European operations processed a record 127.4 million transactions in the fourth quarter, an increase of 72% over the same period last year. The Company’s European business is comprised of revenue generated by merchants domiciled outside the US, and represented about 7% of revenue in the fourth quarter.

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Global acquiring: CyberSource generated approximately $21.7 million of global acquiring revenue during the fourth quarter, up 37% over the previous year. CyberSource added 1,000 new acquiring customers during the quarter, and now has approximately 4,700 global acquiring customers.

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Customers: CyberSource added approximately 27,700 new customers in the quarter, bringing its installed base of customers to approximately 253,000. New enterprise customer wins this quarter include: Avis Car Rental, the Democratic National Committee, Facebook, Fandango, Obama Transition Project, and Sony BMG Music Entertainment. Existing customers that added new services or renewed agreements during the quarter include: Educational Testing Service, NCO Financial Systems, a leading provider of business process outsourced solutions, and ScanSource, a distributor of specialty technology products such as automatic identification and data capture solutions.

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Channel Partners: CyberSource continues to grow its partner relationships and the number of new merchants they are bringing to the CyberSource platform. In the fourth quarter, CyberSource signed up 450 new ISO and Affiliate resellers. CyberSource also continues to be a preferred provider of payment processing solutions for leading financial institutions and system integrators. CyberSource is pleased to announce a new referral agreement with First Data Merchant Services. First Data will now actively send customer referrals to the CyberSource sales team, who in turn will sell the full range of CyberSource’s payment and risk offerings to First Data merchants. CyberSource also set-up a new reseller agreement with HSBC Mexico to resell CyberSource fraud solutions to HSBC customers through their Mexican Payment Gateway.

Annual financial highlights

For the year ended December 31, 2008, total revenue was $229 million compared to $117 million for the prior year, an increase of 96%. On a GAAP basis, net income for the year ended December 31, 2008 was $10.7 million and earnings per share was $0.15 compared to $2.4 million and $0.06 in the prior year, an increase of 342% and 150% respectively. Non-GAAP net income was $48.1 million and earnings per share was $0.67 for the year ended December 31, 2008 compared to $18.1 million and $0.42 per share in the prior year, an increase of 165% and 60% respectively.

Stock buyback program

During the fourth quarter, we repurchased 596,081 shares of common stock at an average stock price of $13.15 per share under the stock repurchase plans that were approved by the Board of Directors in May 2008 and November 2008.

Guidance for the first quarter and full year 2009

CyberSource is providing guidance for the first quarter of 2009 and full year 2009 based on information available as of January 29, 2009.

For the first quarter ending March 31, 2009:

•	Total revenue is expected to be approximately $60.0 million.

•	The company expects to process between 520 to 525 million billable transactions.

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GAAP gross profit is expected to be approximately $31.2 million, while GAAP operating expenses are expected to be approximately $31.3 million. The company expects to record GAAP net income in the first quarter of approximately $200,000 and breakeven earnings per share based on a weighted average share count of 71 million shares.

•	Non-GAAP net income for the first quarter is expected to be approximately $10.5 million and non-GAAP earnings per share to be $0.15 based on a weighted average share count of 71 million shares.

For the full year 2009:

•	Total revenue for 2009 is expected to be between $258 and $263 million.

•	Total gross profit for 2009 is expected to be between $135 and $138 million.

•	Total operating expenses for 2009 is expected to be between $127 and $129 million.

•	GAAP net income for 2009 is expected to be between $6.0 and $6.5 million.

•	GAAP earnings per share is expected to be between $0.08 and $0.09 per share based on a weighted average share count of 73 million shares.

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Non-GAAP net income for the full year 2009 is expected to be between $52.5 and $54.0 million. Non-GAAP earnings per share is expected to be between $0.72 and $0.74 based on a weighted average share count of 73 million shares.

Public call/web cast details

CyberSource will host a public conference call today, January 29, 2009 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the fourth quarter results. The call can be accessed in either of the following ways:

Live conference call

888-585-4496 (U.S. and Canada), 706-634-9580 (local and international). The call’s conference ID number is: 80579494. A taped replay of this call will be available through February 28, 2009. The dial-in numbers for the taped replay are: 800-642-1687 (U.S.) 706-645-9291 (local and international). Conference ID is as above.

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through April 30, 2009.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 253,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States including Bellevue, Washington and American Fork, Utah. For more information on CyberSource please visit www.cybersource.com or email info@cybersource.com. For more information on Authorize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision, a reduction in the deferred tax asset allowance, depreciation and amortization expense, and certain non-recurring items. A reconciliation of these historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense, and, as a result, is not able to provide a reconciliation of GAAP and non-GAAP financial measures for forward-looking data. The company intends to calculate the various non-GAAP financial measures in future periods consistent with the methodology used in the three months ended December 31, 2008, as presented in this release.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) success of the Authorize.Net integration; (2) the online channel representing a bright spot of economic news and being an area of intense focus for many businesses; (3) consumers being attracted to the Internet as a source of good value and convenience; (4) trends not abating in the foreseeable future; (5) strength of momentum outside the U.S.; (6) CyberSource continuing to be the preferred provider for leading financial institutions and systems integrators; (7) financial guidance including, without limitation, those regarding revenue, transaction volume, gross profit, operating expenses, net income, earnings per share, and deferred tax assets; and (8) the intention to calculate the various non-GAAP financial measures in future periods consistent with the methodology used in the three months ended December 31, 2008. There is no assurance that any forward-looking statement will be realized. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. These risks and uncertainties include, among others, those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CyberSource’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q as well as the consolidated financial statements, related Notes, and the other financial information appearing elsewhere in those reports and other CyberSource filings with the Securities and Exchange Commission. The factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as: changes in Generally Accepted Accounting Principles and the application thereof; changes in customer needs; the risks of failures, disruptions or illiquidity in the national and global banking, credit and financial systems and the impact of those risks on CyberSource’s business; the risk of the economy, in general, and online economy, in particular, slowing down; security breaches; new products and services offerings by CyberSource and its competitors; and any unforeseen system failures. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. Readers should bear this in mind when considering forward-looking statements. CyberSource undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

© 2009 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues	$62,254	$45,435	$229,026	$116,999
Cost of revenues	30,263	22,723	111,768	62,113

Gross profit	31,991	22,712	117,258	54,886
Operating expenses:
Product development	5,967	4,780	22,903	13,397
Sales and marketing	17,401	11,687	68,424	25,685
General and administrative	7,385	6,831	25,133	16,734

Total operating expense	30,753	23,298	116,460	55,816

Income (loss) from operations	1,238	(586)	798	(930)
Other income, net	750	157	1,134	314
Interest income	340	540	1,444	2,726

Income before income taxes	2,328	111	3,376	2,110
Income tax benefit	(7,706)	(1,075)	(7,353)	(319)

Net income	$10,034	$1,186	$10,729	$2,429

Basic net income per share	$0.15	$0.02	$0.16	$0.06

Diluted net income per share	$0.14	$0.02	$0.15	$0.06

Weighted average number of shares used in computing basic net income per share	69,058	57,425	69,132	40,736

Weighted average number of shares used in computing diluted net income per share	70,171	60,409	71,789	43,225

Non-GAAP Financial Metrics:
Gross profit	$35,088	$24,826	$129,175	$58,655
Operating expenses	$22,154	$16,226	$82,939	$43,412
Net income	$13,559	$9,219	$48,077	$18,147
Basic net income per share	$0.20	$0.16	$0.70	$0.45
Diluted net income per share	$0.19	$0.15	$0.67	$0.42

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
GAAP gross profit	$31,991	$22,712	$117,258	$54,886
Add FAS123R expense	387	272	1,562	872
Add depreciation expense	1,261	752	4,556	1,741
Add amortization of intangible assets	1,449	1,090	5,799	1,156

Non-GAAP gross profit	$35,088	$24,826	$129,175	$58,655

GAAP operating expenses	$30,753	$23,298	$116,460	$55,816
Less FAS123R expense	(1,943)	(2,000)	(7,938)	(6,089)
Less integration expenses	—	—	—	(879)
Less depreciation expense	(447)	(290)	(1,749)	(619)
Less amortization of intangible assets	(5,719)	(3,027)	(22,874)	(3,062)
Less restructuring charges	(490)	(1,755)	(960)	(1,755)

Non-GAAP operating expenses	$22,154	$16,226	$82,939	$43,412

GAAP net income	$10,034	$1,186	$10,729	$2,429
Add FAS123R expense	2,330	2,272	9,500	6,961
Add integration expenses	—	—	—	879
Add depreciation expense	1,708	1,042	6,305	2,360
Add amortization of intangible assets	7,168	4,117	28,673	4,218
Add restructuring charges	490	1,755	960	1,755
Less non-cash taxes and reversal of valuation allowance	(8,171)	(1,153)	(8,090)	(455)

Non-GAAP net income	$13,559	$9,219	$48,077	$18,147

GAAP basic net income per share	$0.15	$0.02	$0.16	$0.06
Add FAS123R expense	0.04	0.04	0.15	0.17
Add integration expenses	—	—	—	0.02
Add depreciation expense	0.02	0.02	0.09	0.06
Add amortization of intangible assets	0.10	0.07	0.41	0.10
Add restructuring charges	0.01	0.03	0.01	0.05
Less non-cash taxes and reversal of valuation allowance	(0.12)	(0.02)	(0.12)	(0.01)

Non-GAAP basic net income per share	$0.20	$0.16	$0.70	$0.45

GAAP diluted net income per share	$0.14	$0.02	$0.15	$0.06
Add FAS123R expense	0.04	0.04	0.13	0.16
Add integration expenses	—	—	—	0.02
Add depreciation expense	0.02	0.01	0.09	0.05
Add amortization of intangible assets	0.10	0.07	0.40	0.10
Add restructuring charge	0.01	0.03	0.01	0.04
Less non-cash taxes and reversal of valuation allowance	(0.12)	(0.02)	(0.11)	(0.01)

Non-GAAP diluted net income per share	$0.19	$0.15	$0.67	$0.42

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$73,292	$40,393
Accounts receivable, net	18,251	15,503
Prepaid expenses and other current assets	5,310	4,189
Deferred income taxes	2,635	3,596

Total current assets	99,488	63,681
Property and equipment, net	16,188	10,664
Intangible assets, net	129,643	158,316
Goodwill	289,278	291,456
Non-current deferred income taxes	20,512	9,773
Other non-current assets	2,539	2,341
Restricted cash	1,548	1,516

Total assets	$559,196	$537,747

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$588	$613
Funds due to merchants	12,162	11,399
Other accrued liabilities	18,272	14,297
Deferred revenue	4,519	3,772
Accrued restructuring	847	904

Total current liabilities	36,388	30,985
Deferred revenue, less current portion	996	493
Other non-current liabilities	1,099	—
Accrued restructuring, less current portion	832	860
Other non-current tax liabilities	1,928	2,195

Total liabilities	41,243	34,533
Total stockholders’ equity	517,953	503,214

Total liabilities and stockholders’ equity	$559,196	$537,747

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,034	$1,186	$10,729	$2,429
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense	7,168	4,117	28,673	4,218
Depreciation expense	1,708	1,042	6,305	2,360
Income on investment in joint venture	(102)	(38)	(263)	(180)
Stock-based compensation	2,330	2,272	9,500	6,961
Write-off of intangible assets	—	2,710	—	2,710
Restructuring related charges	490	191	960	191
Tax benefit from stock options	272	287	272	287
Loss on disposal of property and equipment	18	—	18	8
Changes in operating assets and liabilities:
Accounts receivable	(2,102)	(303)	(2,748)	(1,747)
Prepaid expenses and other current assets	(589)	(4,375)	(1,121)	(5,411)
Deferred income taxes	(9,778)	(2,616)	(9,778)	(1,889)
Other non-current assets	1,066	(1,445)	2,211	(1,336)
Accounts payable	(550)	(3,155)	(25)	(411)
Accrued liabilities	693	2,334	4,029	4,247
Funds due to merchants	(1,007)	393	763	393
Deferred revenues	135	827	1,250	962
Other non-current tax liabilities	828	23	(267)	23

Net cash provided by operating activities	10,614	3,450	50,508	13,815
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,422)	(1,031)	(11,847)	(4,574)
Cash used in the acquisition from Authorize.Net	—	(25,734)	—	(25,734)
Purchases of short-term investments	—	(3,606)	—	(61,964)
Maturities of short-term investments	—	28,791	—	95,233

Net cash provided by (used in) investing activities	(1,422)	(1,580)	(11,847)	2,961
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	164	3,715	7,160	6,928
Repurchase of common stock	(7,835)	—	(10,702)	(5,032)

Net cash provided by (used in) financing activities	(7,671)	3,715	(3,542)	1,896
Effect of exchange rate changes on cash	(1,393)	(147)	(2,220)	20

Increase in cash and cash equivalents	128	5,438	32,899	18,692
Cash and cash equivalents at beginning of period	73,164	34,955	40,393	21,701

Cash and cash equivalents at end of period	$73,292	$40,393	$73,292	$40,393

Supplemental schedule of non-cash financing activities:
Common stock issued in the acquisition of Authorize.Net Holdings, Incorporated	$—	$412,966	$—	$412,966